EXHIBIT 23.2
                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 26, 1998 relating to the financial statements, which appears in StarBase Corporation's Annual Report on Form 10-KSB for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Costa Mesa, California
June 29, 1999